Exhibit 1.1

FINAL

6,800,000 Shares

CyrusOne Inc.

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

August 10, 2016

August 10, 2016

Goldman, Sachs & Co.
Morgan Stanley & Co. LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”), which is a subsidiary of the Company and the sole general partner of CyrusOne LP, a Maryland limited partnership and subsidiary of the Company (the “Operating Partnership”), the Operating Partnership and Goldman, Sachs & Co. (the “Forward Seller”), at the request of the Company in connection with the Forward Sale Agreement (as defined below), each confirms its agreement with you and each of the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to, (a) the proposed issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Company Initial Shares To Be Purchased” (the “Company Initial Shares”), (b) subject to Section 11 hereof, the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto under the heading “Number of Borrowed Underwritten Shares To Be Purchased” (the “Borrowed Underwritten Shares”) and (c) the grant by the Forward Seller and the Company to the Underwriters, in each case acting severally and not jointly, of the option described in Section 3 hereof to purchase all or any portion of an additional 1,020,000 shares of Common Stock (the “Borrowed Option Shares”).

The Company Initial Shares, the Borrowed Underwritten Shares and the Company Top-Up Underwritten Shares (as defined in Section 11 hereof) are herein referred to collectively as the “Underwritten Shares”. The Borrowed Option Shares and the Company Top-Up Option Shares (as defined in Section 11 hereof) are herein referred to collectively as the “Option Shares”. The Company Initial Shares, the Company Top-Up Underwritten Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Company Shares”. The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares”. The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares”.

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As used herein, “Forward Sale Agreement” means the letter agreement dated the date hereof between the Company and Goldman, Sachs & Co. (the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Seller pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 3 hereof.  The transactions contemplated by this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement are herein referred to collectively as the “Transactions”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-211114), including a prospectus, on Form S-3, relating to, among other securities of the Company and certain of its subsidiaries, shares of Common Stock, including the Shares.  The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus dated May 4, 2016 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) are hereinafter referred to collectively as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus filed pursuant to Rule 424 of the Securities Act.  If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.  As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.                    Representations and Warranties.  The Company, the General Partner and the Operating Partnership, jointly and severally, represent and warrant to and agree with each of the

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Underwriters, the Forward Purchaser and the Forward Seller that:

(a)                                 (i) The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement is an automatic shelf registration statement under Rule 405 of the Securities Act and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement.  The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission; and (ii) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(b)                                 (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter,

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the Forward Purchaser or the Forward Seller through you expressly for use therein, it being understood and agreed that the only such information furnished by such Underwriter, the Forward Purchaser or the Forward Seller through you consists of the information described as such in the last sentence of Section 9(b) hereof.

(c)                                  The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)                                 Each of the Company and each of its Significant Subsidiaries (“Significant Subsidiary” means any Subsidiary (as defined below) that is a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission) as set forth on Schedule III hereto (i) is either a corporation, a statutory trust, a limited partnership or a limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization and (ii) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to enter into, execute, deliver, perform, make and consummate, as the case may be, the transactions contemplated by this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement (collectively, the “Transaction Documents”).  Each of the Company and each of its Significant Subsidiaries (i) has full corporate, trust, limited partnership or limited liability company, as the case may be, power to own, lease and operate its properties and to conduct the businesses in which they are engaged and (ii) is duly qualified as a foreign corporation, a foreign statutory trust, a foreign limited partnership or a foreign limited liability company, as the case may be, to transact business and is in good standing (if applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary, except where the failure to so qualify or to have such power and authority

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could not, individually or in aggregate, reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means (A) a material adverse change in, or a material adverse effect upon, the operations, business, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (B) the material impairment of the ability of any of the Company, the Operating Partnership or the General Partner to consummate the Transactions and to perform its material obligations under any of the documents related thereto.

(e)                                  This Agreement has been duly authorized, executed and delivered by the Company, the General Partner and the Operating Partnership.

(f)                                   The Forward Sale Agreement has been, and any Additional Forward Sale Agreement will be, at the time of execution and delivery thereof, duly authorized, executed and delivered by each of the Company, the General Partner and the Operating Partnership and, assuming the due authorization, execution and delivery thereof by the Forward Purchaser, will be the legally valid or binding agreement of each of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by federal or state securities law or principles of public policy (the “Enforceability Exceptions”).

(g)                                  (i) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”) has been duly authorized by the Company, the Operating Partnership and the General Partner and is a valid and binding agreement of the Company, the General Partner and the Operating Partnership, enforceable against each of the Company, the General Partner and the Operating Partnership in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions, and (ii) the Declaration of Trust of the General Partner (as amended, the “Declaration of Trust”) is in full force and effect.  The General Partner is the sole general partner of the Operating Partnership.

(h)                                 (i) The authorized stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) the Company has the authorized stock as set forth in the Registration Statement, the Time of

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Sale Prospectus and the Prospectus under the column titled “Actual” in the section titled “Capitalization.”  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s stock.

(i)                                     The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j)                                    The Company Shares have been duly authorized and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or other similar rights. A number of shares of Common Stock equal to two times the aggregate Full Number of Shares (as such term is defined in the Forward Sale Agreement or the relevant Additional Forward Sale Agreements, as applicable), have been duly authorized and reserved for issuance under the Forward Sale Agreement or the relevant Additional Forward Sale Agreements, as applicable, and, when issued and delivered by the Company to the Forward Purchaser pursuant to the Forward Sale Agreement or any Additional Forward Sale Agreements, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of the Forward Sale Agreement or Additional Forward Sale Agreements, as applicable, will be validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or other similar rights.

(k)                                 (i) At the original effectiveness of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, (iv) at the date of this Agreement, and (v) at the Closing Date, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act.

(l)                                     Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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(m)                             All of the issued and outstanding common units of limited partnership interest in the Operating Partnership (“OP Units”) have been duly authorized, validly issued, fully paid and non-assessable, and none of the OP Units have been issued in violation of any preemptive or other similar rights and the OP Units conform to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(n)                                 All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company (each, a “Subsidiary,” and together, the “Subsidiaries”) other than the Operating Partnership have been duly authorized, validly issued, fully paid and non-assessable, except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus; except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries other than the Operating Partnership are owned by the Company either directly or through the Subsidiaries that are wholly owned by the Operating Partnership, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind, except for pledges by the Company or the Subsidiaries as security for the obligations under the Company’s revolving credit facility. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any of the Subsidiaries other than the Operating Partnership.

(o)                                 Except pursuant to the terms of the indebtedness described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its stockholders and (ii) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other of the Subsidiaries.

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(p)                                 None of the Company or any of the Subsidiaries is (i) in violation of its charter or bylaws (or similar organization documents), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation in any respect of any Applicable Law (as defined below) or order or decree of any Governmental Authority (as defined below) to which it or its property or assets are subject; except for any default or violation under clauses (ii) and (iii) that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                                 Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(r)                                    Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the entering into, execution, delivery and performance (including the issuance and sale of the Company Shares) by each of the Company, the Operating Partnership and the General Partner of the Transaction Documents, as applicable, and the application of the proceeds from the Transactions as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Company Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or such Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or such Subsidiary is a party or by which the Company or such Subsidiary is bound or to which any of the property or assets of the Company or such Subsidiary is subject, (ii) result in the violation of any provisions of the charter or bylaws (or similar organization documents) of the Company or such Subsidiary or (iii) result in the violation of, or in the creation or imposition of any lien, charge or encumbrances upon any property or assets of the Company or such Subsidiary pursuant to any Applicable Law or any judgment, order or decree of any Governmental Authority having jurisdiction over the Company or such Subsidiary or any of their properties or assets, except in the case of clauses (i) and (iii) above, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(s)                                   No consent, approval, authorization or order of, or filing or registration with, any such Governmental Authority under any such Applicable Law, judgment, order or decree is required for the execution, delivery and  performance by the Company, the Operating Partnership and the General Partner of each of the Transaction Documents, as applicable, the application of the proceeds from the Transactions as described under “Use of Proceeds” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and the consummation of the Transactions, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date or (B) the failure of which to be obtained or made could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

“Applicable Law” means all laws, statutes, rules, regulations and orders of, and legally binding interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority applicable to the Company or any Subsidiary or any of their properties, assets or operations.

“Governmental Authority” means any of (A) the government of the United States of America or any State or other political subdivision thereof, (B) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which properly asserts jurisdiction over any properties of the Company or any Subsidiary, (C) any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of any such government, (D) the NASDAQ Global Select Market (“NASDAQ”) and (E) the Financial Industry Regulatory Authority, Inc. (“FINRA”).

“Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(t)                                    None of the Company or any of the Subsidiaries has sustained since December 31, 2015, any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company (other than as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or any material adverse change, or any development involving a prospective

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material adverse change, in or affecting the condition (financial or other), operations, business, properties or results of operations of the Company and the Subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Time of Sale Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(u)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or administrative proceedings pending by or before any person to which any of the Company or the Subsidiaries is a party or of which any business, property or assets of the Company or any of the Subsidiaries is the subject, or, to the knowledge of the Company, after due inquiry, by which any business property or assets of the Company or any of the Subsidiaries would reasonably expect to be affected, which, (i) if determined adversely to the Company or any of the Subsidiaries, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (ii) would reasonably be expected to question the validity or enforceability of this Agreement or any action taken or to be taken pursuant thereto; and to the knowledge of the Company, no such proceedings are threatened or contemplated.

(v)                                 None of the Company or any of the Subsidiaries is, or, after giving effect to the Transactions as described in the Prospectus, will be, required to be registered as an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(w)                               The Company and the Subsidiaries (i) are in compliance with any and all Environmental Laws, (ii) have received all Environmental Permits and (iii) are in compliance with all terms and conditions of any such Environmental Permits, except where such noncompliance with Environmental Laws, failure to receive Environmental Permits or failure to comply with the terms and conditions of such Environmental Permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)                                 There are no written notices of potential liability or written notices of noncompliance that have been received by the Company or any of the Subsidiaries, nor are any claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their properties (including the Properties (as defined below)), in each case alleging a violation under or liability under Environmental

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Laws, which could, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

(y)                                 Other than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is not and has not been any presence, storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of Hazardous Materials (as defined below) by the Company and the Subsidiaries, or any predecessor entity for whose acts or omissions the Company and the Subsidiaries is or may be liable from, in, on, at, under, about or upon any property now or, during the period of ownership, lease or operation by the Company and the Subsidiaries, previously owned, leased or operated by the Company or any of the Subsidiaries, or upon any other property, in violation of any Environmental Law or which would, under any Environmental Law, give rise to any liability of the Company or any of the Subsidiaries; and (ii) there is not and has not been any presence, disposal, discharge, emission or other release of any kind onto such property of any Hazardous Materials with respect to which the Company has knowledge.

“Environmental Laws” means all applicable foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, Environmental Permits (as defined below) of, and legally-binding agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters (including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act and the Emergency Planning and Community Right-to-Know Act).

“Environmental Permits” means all permits, licenses, registrations, consents, approvals and other authorizations of any Governmental Authority which are required with respect to any of the facilities of the Company or any of the Subsidiaries for operations under any applicable Environmental Laws.

“Hazardous Materials” means (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar meaning and effect, under any applicable Environmental Law; and (iii) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any Environmental Law.

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(z)                                  There are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person granting such person the right to require the Company or any of the Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of the Subsidiaries or to require the Company or any of the Subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement.

(aa)                          None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any, direct or indirect, unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bb)                          The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(cc)                            (i)  The Company represents that neither the Company nor any of the Subsidiaries (collectively, the “Entity”) nor, to the knowledge of the Company, any director or officer of the Entity, nor any agent, employee or affiliate of the Entity (“Person”) that is, or is owned or controlled by a Person that is:

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(A)                               the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”); or

(B)                               located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Crimea and Syria).

(ii)  The Entity represents and covenants that it will not use the proceeds arising from the Transactions, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)                               to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)                               in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(dd)                          (i) The Company or a Subsidiary has fee simple title to or leasehold or subleasehold interests in the real property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each a “Property” and collectively, the “Properties”), in each case, free and clear of all mortgages, liens, security interests, claims, restrictions, encumbrances or defects, other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) could not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made or proposed to be made of any Property by the Company or any Subsidiary as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (ii) neither the Company nor any of the Subsidiaries owns any material real property other than the Properties; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (A) each lease or sublease relating to a Property under which the Company or any of the Subsidiaries is the tenant or subtenant material to the business of the Company and the Subsidiaries, considered as one enterprise, is in full force and effect, (B) neither the Company nor any of the Subsidiaries has received any written notice of any event which, with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease or sublease and (C) the Company has no knowledge of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any such leases or subleases, or affecting or

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questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; and (iv) to the knowledge of the Company, no lessee of any of the Properties is in default under any of the leases governing the Properties and the Company has no knowledge of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under any such lease.

(ee)                            The Company has no knowledge of any violation of any municipal, state or federal law, rule or regulation concerning any Property and, to the knowledge of the Company, each of the Properties complies with all applicable laws, ordinances and regulations (including without limitation, building and zoning codes and laws relating to access to the Properties) and deed restrictions or other covenants, except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for any such violations or such other failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                              Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries (A) has received from any Governmental Authority any written notice of any proposed condemnation of, or zoning change affecting, the Properties or (B) knows of any such condemnation or zoning change which is threatened and, in the case of clauses (A) and (B), which, if consummated, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)                            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages encumbering the Properties are not and will not be: (i) convertible (in the absence of foreclosure) into an equity interest in the entity owning such Property or in the Company or any of the Subsidiaries; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any of the Subsidiaries.  None of the Company or the Subsidiaries holds participating interests in such mortgages or deeds of trust.

(hh)                          To the knowledge of the Company, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, and each Property has access to sufficient electrical power to conduct business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus,

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except in each case (A) as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (B) for such violations or failures to comply as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)                                  All options and rights of first refusal to purchase all or part of any Property or any interest therein have been disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that is not already so described.

(jj)                                Neither the Company nor any of the Subsidiaries has sent or received any written notice regarding termination of, or the election of a tenant not to renew, any of the contracts or agreements with any of the top 20 tenants (based on contractual base rent for the quarter ended June 30, 2016 multiplied by four) of the Company, and no such termination or non-renewal has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement except where the termination or non-renewal of such contracts or agreements could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)                          The Company and each of the Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, other than any such claims which, if determined adversely to the Company or any such Subsidiary, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ll)                                  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries has insurance or adequate reserves covering its respective properties, operations, personnel and businesses, which insurance or adequate reserves are in amounts as are adequate to protect the Company and the Subsidiaries and their businesses.

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(mm)                Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries carries or is entitled to the benefits of title insurance on the fee interests with respect to each Property with financially sound and reputable insurers, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(nn)                          No labor dispute with the employees of the Company or any of the Subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is threatened or imminent that, in each case, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo)                          Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and each of the Subsidiaries possesses all licenses, authorizations and permits issued by, and has made all declarations and filings with, all appropriate Governmental Authorities which are necessary for the ownership of its respective properties or the conduct of its respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and neither the Company nor any of the Subsidiaries has received notification of any revocation or modification of any such material license, authorization or permit.

(pp)                          Deloitte & Touche LLP, who has certified certain financial statements of the Company and the Subsidiaries, is an Independent Registered Public Accounting Firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(qq)                          RSM US LLP, who have certified certain financial statements of Cervalis Holdings LLC, a Delaware limited liability company (“Cervalis”), and its subsidiaries, are independent auditors.

(rr)                                Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the historical financial statements of the Company and its consolidated subsidiaries (including the related notes) and Cervalis and its consolidated subsidiaries (including the related notes) (collectively, the “Financial Statements”), incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods covered thereby, and fairly present in all material respects the financial position of the entities purported to be covered

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thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, in each case in accordance with GAAP, except as noted in the Financial Statements, and (ii) the other financial, accounting and statistical information and data related to the entities purported to be covered by the Financial Statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information purported to be shown thereby at the respective dates and for the respective periods to which they apply, and except as disclosed therein, have been prepared on a basis consistent with the Financial Statements and the books and records of the entities as to which such information is shown.

(ss)                              The unaudited pro forma condensed consolidated financial statements and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts.

(tt)                                Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and a system of accounting controls that provide reasonable assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) access to its assets is permitted only in accordance with management’s authorization, (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal

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control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(uu)                          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(vv)                          Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to management of the Company and the Subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ww)                      The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing provisions thereof that are then in effect and with which the Company is required to comply as of the date hereof.

(xx)                          None of the Company or any of the Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of the principal of or interest on any material indebtedness of the Company or any of the Subsidiaries and no event or condition exists with respect to any indebtedness of the Company or any of the Subsidiaries that would permit (or that with notice, lapse of time or both, would permit) any person to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(yy)                          Commencing with its taxable year ended December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under

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the Code.  All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(zz)                            Each of the Company and each of the Subsidiaries has timely filed all federal, state, local and foreign income and other tax returns and notices required to be filed by Applicable Law, except where the failure to file such tax returns could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all such tax returns were in all material respects true, correct and complete.  Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature, and the Company has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company and each of the Subsidiaries has paid (within the time and in the manner prescribed by law) all federal, state and local taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent, those being contested in good faith by appropriate proceedings diligently conducted for which the Company and/or each of the Subsidiaries has established on its books and records adequate reserves to pay all outstanding tax liabilities in accordance with GAAP and where the failure to pay such taxes could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  None of the Company or any of the Subsidiaries has requested any extension of time within which to file any material tax return, which return has not since been filed within the time period permitted by such extension, except for where the failure to file such return within the time period permitted by such extension could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect..  The amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are reasonably expected to be sufficient for the payment of all their unpaid federal, state and local taxes accrued through the dates as of which they speak, and for which each of the Company and each of the Subsidiaries may be liable in their own right, or as a transferee of, or as successor to any other corporation, association, partnership, joint venture or other entity.

(aaa)                   Each of the Company, the General Partner and the Operating Partnership is in compliance in all material respects with all applicable provisions of

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the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect.  Except as could not reasonably be expected to result in a Material Adverse Effect, no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company, the General Partner or the Operating Partnership would have any material liability.  Except as could not reasonably be expected to result in a Material Adverse Effect, neither the Company, the General Partner nor the Operating Partnership has incurred or expects to incur material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan.”

(bbb)                   Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock and the Operating Partnership has not sold, issued or distributed any OP Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ccc)                      The Company Initial Shares have been, and any shares of Common Stock delivered to the Forward Purchaser upon settlement of the Forward Sale Agreement will be, upon issuance thereof, approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on NASDAQ.  The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock (including the Shares) on NASDAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.

2.                                      Representation and Warranties of the Forward Seller. The Forward Seller represents and warrants to, and agrees with, each Underwriter, the Company, the General Partner and the Operating Partnership that:

(a)                                 This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at the Closing Date and at each Additional Closing Date (as defined in Section 5 hereof), if any, the Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder.

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(b)                                 The Forward Sale Agreement and the Additional Forward Sale Agreements, if any, as applicable, have been duly authorized, executed and delivered by the Forward Purchaser and constitutes a valid and binding agreement of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

(c)                                  The Forward Seller will, at the Closing Date and at each Additional Closing Date, if any, have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from the Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

3.                                      Agreements to Sell and Purchase. (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, (i) the Company agrees to sell to the Underwriters the Company Initial Shares and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Company Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Number of Company Initial Shares To Be Purchased” and (ii) the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares), severally and not jointly, agree to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) the respective numbers of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Number of Borrowed Underwritten Shares To Be Purchased,” in each case, at the purchase price per share of Common Stock of $50.50 (the “Purchase Price”).

(b)         On the basis of the representations and warranties herein contained, but subject to terms and conditions hereinafter stated, the Underwriters shall have the right to purchase, severally and not jointly, up to 1,020,000 Option Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Option Shares shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares (the “Option Purchase Price”). You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be purchased.  Each

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purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Underwritten Shares nor later than ten business days after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 13 hereof).  Option Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Underwritten Shares.  Following delivery of an exercise notice, the Company shall, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form of Exhibit A between the Company and the Forward Purchaser (an “Additional Forward Sale Agreement”) providing for the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreements), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option. Upon the Company’s execution and delivery to the Forward Seller of such Additional Forward Sale Agreements, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreements to the Company, and upon such execution and delivery to the Company, on the basis of the representations, warranties and agreements set forth herein, but subject to the conditions hereinafter stated, the Forward Seller (with respect to any Borrowed Option Shares) and the Company (with respect to any Company Top-Up Option Shares), severally and not jointly, hereby agree to sell to the several Underwriters such number of Option Shares at the Option Purchase Price.

On each Additional Closing Date, if any, each Underwriter agrees, severally and not jointly, to purchase from the Company or the Forward Seller, as applicable, at the Option Purchase Price, the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on such Additional Closing Date as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 13 hereof) bears to the aggregate number of Underwritten Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

(c)                If (i) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the Closing Date or (ii) this Agreement shall have been terminated pursuant to Section 12 hereof on or prior to the Closing Date (clauses (i) and (ii), together, the “Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Underwritten Shares. In addition, in the event that, in the Forward Purchaser’s commercially reasonable judgment, (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Closing Date the aggregate number of shares of Common Stock that Forward Seller is able to so borrow at or below such cost.

(d)               If the Company has entered into Additional Forward Sale Agreements with the

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Forward Purchaser pursuant to Section 3(b) hereof and (i) any of the conditions set forth in Section 6 hereof have not been satisfied on or prior to the relevant Additional Closing Date or (ii) this Agreement shall have been terminated pursuant to Section 12 hereof on or prior to the relevant Additional Closing Date (clauses (i) and (ii), together, the “Additional Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the Borrowed Option Shares. In addition, in the event that, in the Forward Purchaser’s commercially reasonable judgment, (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Additional Closing Date the aggregate number of shares of Common Stock that the Forward Seller is able to so borrow at or below such cost.

(e)                If (i) the Forward Seller elects, pursuant to Section 3(c) hereof, not to borrow and deliver for sale to the Underwriters on the Closing Date the total number of Borrowed Underwritten Shares or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Company pursuant to Section 3(b)(i) hereof and the Forward Seller elects, pursuant to Section 3(d) hereof, not to borrow and deliver for sale to the Underwriters on the relevant Additional Closing Date the total number of Borrowed Option Shares for such Additional Closing Date, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the second business day prior to the Closing Date or such Additional Closing Date, as the case may be.

4.                    Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Company acknowledges and agrees that each Underwriter may offer and sell Shares to or through any affiliate of such Underwriter.  The Company is further advised by you that the Shares are to be offered to the public initially at $50.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.212 a share under the Public Offering Price.

5.                    Payment and Delivery.  Payment for the Underwritten Shares shall be made in federal or other funds immediately available in New York City to the account specified to the Representatives by the Forward Seller (with respect to the Borrowed Underwritten Shares) and to the account specified to the Representatives by the Company (with respect to the Company Initial Shares and any Company Top-Up Underwritten Shares) against delivery of such Underwritten Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on August 15, 2016, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you.  The time and date of such payment for the Underwritten Shares are hereinafter referred to as the “Closing Date”.

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Payment for any Option Shares shall be made in federal or other funds immediately available in New York City to the account specified to the Representatives by the Forward Seller (with respect to the Borrowed Option Shares) and to the account specified to the Representatives by the Company (with respect to any Company Top-Up Option Shares) against delivery of such Option Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 hereof or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you. The time and date of such payment for the Option Shares, if other than the Closing Date, are hereinafter referred to as the “Additional Closing Date”.

The Underwritten Shares and Option Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Additional Closing Date, as the case may be.  The Underwritten Shares and Option Shares shall be delivered to you on the Closing Date or an Additional Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.                    Conditions to the Obligations of the Underwriters and the Forward Seller.  The several obligations of the Underwriters to purchase and pay for the Underwritten Shares on the Closing Date and the obligations of the Forward Seller to deliver and sell the Borrowed Underwritten Shares on the Closing Date to the Underwriters, in each case as provided herein, are subject to the following conditions:

(a)                                 Subsequent to the execution and delivery of each of the Transaction Documents and prior to the Closing Date:

(i)             There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible downgrading, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)          There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)                                 The Underwriters, Forward Seller and Forward Purchaser shall have received on the Closing Date a certificate, dated the Closing Date, and

24

signed by an executive officer of the Company on its own behalf and as General Partner of the Operating Partnership, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company, the General Partner and the Operating Partnership contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date and those not so qualified are true and correct in all material respects as of the Closing Date and that the Company, the General Partner and the Operating Partnership have complied in all material respects with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the Closing Date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters, Forward Seller and Forward Purchaser shall have received on the Closing Date,  an opinion and 10b-5 letter of Cravath, Swaine & Moore LLP, outside counsel for the Company, dated the Closing Date, with respect to the matters identified in Exhibit B hereto.

(d)                                 The Underwriters shall have received on the Closing Date, an opinion of Latham & Watkins LLP, outside counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated the Closing Date, covering such matters as the Representatives may reasonably request.

(e)                                  The Underwriters, Forward Seller and Forward Purchaser shall have received on the Closing Date an opinion of Venable LLP, Maryland counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit C hereto.

(f)                                   The Underwriters, Forward Seller and Forward Purchaser shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company, dated the Closing Date, with respect to the matters identified in Exhibit D hereto.

(g)                                  The Underwriters, Forward Seller and Forward Purchaser shall have received on the Closing Date a certificate of the General Counsel of the Company, dated the Closing Date, with respect to the matters identified in Exhibit E hereto.

(h)                                 The Underwriters, Forward Seller and Forward Purchaser shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Deloitte & Touche LLP, an Independent Registered Public Accounting Firm, containing statements and information of the type ordinarily included in

25

accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries and certain financial information with respect to the Company and its Subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)                                     The “lock-up” agreements, each substantially in the form of Exhibit F hereto between you and the officers, directors and shareholders of the Company listed on Schedule IV hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)                                    The Underwriters, Forward Seller and Forward Purchaser shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date as the case may be, in form and substance reasonably satisfactory to the Underwriters, , Forward Seller and Forward Purchaser, from RSM US LLP, independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of Cervalis and its subsidiaries and certain financial information with respect to Cervalis and its subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k)                                 On the Closing Date, the Company Shares to be issued and sold by the Company hereunder on the Closing Date or an Additional Closing Date, if any, and the shares of Common Stock, if any, deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an ISDA Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreements, as applicable) or otherwise, in each case, shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(l)                                     The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 7(k).

The several obligations of the Underwriters to purchase and pay for the Option Shares on the Additional Closing Date and the obligations of the Forward Seller to deliver and sell the Borrowed Option Shares on the Additional Closing Date, as the case may be, are subject to the delivery to you, the Forward Seller and the Forward Purchaser on the applicable Additional Closing Date of such documents as you, the Forward Seller or the Forward Purchaser may

26

reasonably request with respect to the good standing of the Company, the General Partner and the Operating Partnership, the due authorization and issuance of the Option Shares to be sold on such Additional Closing Date, other matters related to the issuance, borrowing or delivery for sale of such Option Shares and, with respect to the Borrowed Option Shares (and as a condition to the respective obligations of the Underwriters, Forward Seller and Forward Purchaser with respect thereto),  the matters and documents set forth in any Additional Forward Sale Agreement as conditions to the effectiveness on the Additional Closing Date thereof.

7.                    Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 To furnish to you, without charge, a signed copy of the Registration Statement (without exhibits thereto) and deliver to each of the Underwriters during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Before amending or supplementing the Registration Statement during the period mentioned in Section 7(e) or 7(f) below, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file or use any such proposed amendment or supplement to which you reasonably object, and to file with the Commission in the manner and within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object, in each case with respect to the Shares being issued and sold hereunder.

(d)                                 Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that the Underwriter otherwise would not have been required to file thereunder, but for the action of the Company.

(e)                                  If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of

27

which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that, as applicable, the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)                                   If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)                                  To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)                                 To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the

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provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)                                   The Company will use its reasonable best efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, NASDAQ upon issuance by the Company of (i) the Company Shares to be issued and sold by the Company hereunder and (ii) the shares of Common Stock, if any, deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement, whether pursuant to Physical Settlement, Net Share Settlement, as a result of an ISDA Event (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreements, as applicable) or otherwise.

(j)                                  Whether or not the Transactions are consummated or the Transaction Documents are terminated (other than a termination by the Underwriters where all of the conditions set forth in Section 6 hereof have been satisfied; provided that foregoing limitation shall not apply to any termination by the Underwriters pursuant to Section 12 hereof and that under no circumstances shall the Underwriters be required to reimburse the Company for any of the Company’s costs or expenses), to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Purchaser and the Forward Seller in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, the Forward Purchaser and the Forward Seller (in an amount not to exceed $10,000) incurred in connection with the review and qualification of the

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offering of the Shares by FINRA, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing each of the Transaction Documents and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters, the Forward Purchaser and the Forward Seller will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(k)                                 The Company shall pay the required Commission filing fees relating to the Shares prior to the time the Prospectus is filed with the Commission or the time any subsequent prospectus supplement that increases the gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding prospectus supplement filed with the Commission.

The Company also covenants with each Underwriter that without the prior written consent of the Representatives on behalf of the Underwriters it will not, during the period ending 45 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of

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which the Underwriters have been advised in writing, (iii) the transfer of shares of the Company’s stock by operation of the provisions of Article VII of the Company’s charter, (iv) the issuance of shares of Common Stock, the grant of rights to acquire shares of Common Stock, the reservation of shares of Common Stock for issuance, or the filing of a registration statement on Form S-8 relating to the offering of shares of Common Stock, in each case, pursuant to any of the Company’s stock incentive, compensation, employee stock purchase or similar employee benefit plans described in the Registration Statement and the Time of Sale Prospectus or (v) the entry into an agreement providing for the issuance by the Company of shares of Common Stock (or any security convertible into or exercisable for shares of Common Stock) in connection with strategic investments (including joint ventures) or the acquisition by the Company or any of the Subsidiaries of the securities, business, property or other assets of another person or entity and the issuance of any such shares or securities pursuant to any such agreement; provided that the aggregate number of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) that the Company may sell or issue or agree to sell or issue pursuant to clause (v) shall not exceed 10% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the Transactions; provided further that in the case of any issuance of shares of Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock) pursuant to clause (v), any recipient of such shares or securities shall have executed and delivered to the Representatives a “lock-up” agreement substantially in the form of Exhibit F attached hereto and the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such shares or securities, which the Company agrees it will not waive or amend without the prior written consent of the Representatives.

8.                        Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.                        Indemnity and Contribution.  (a) Each of the Company, the General Partner and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser, the Forward Seller, each person, if any, who controls any Underwriter, the Forward Purchaser, or the Forward Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter, the Forward Purchaser, or the Forward Seller within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by

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any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, the Forward Purchaser or the Forward Seller through you expressly for use therein.

(b)         Each Underwriter, the Forward Purchaser and the Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, the General Partner, the Operating Partnership, their respective directors and officers, each person, if any, who controls the Company, the General Partner or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company, the General Partner and the Operating Partnership within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company, the General Partner and the Operating Partnership to such Underwriter, the Forward Purchaser and the Forward Seller set forth in Section 9(a) above, but only with reference to information relating to such Underwriter, the Forward Purchaser or the Forward Seller furnished to the Company in writing by such Underwriter, the Forward Purchaser or the Forward Seller through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.  The Company, General Partner and the Operating Partnership acknowledge that: (i) the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus shall be (x) such Underwriter’s name on the cover of the Prospectus, (y) such Underwriter’s name in the first table under the caption “Underwriting” in the Prospectus; and (z) the first two sentences of the third paragraph under the caption “Underwriting” in the Prospectus and (ii) the only information furnished in writing by or on behalf of the Forward Purchaser or Forward Seller for inclusion in the Prospectus shall be such Forward Purchaser’s or Forward Seller’s name on the cover of the Prospectus and the Forward Purchaser’s name in the first paragraph under the caption “Underwriting—Forward Sale Agreement” in the Prospectus.

(c)          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including different defenses.  It is

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understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), by the Company, the General Partner and the Operating Partnership, in the case of parties indemnified pursuant to Section 9(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)         To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and of the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company, the General Partner and the Operating Partnership (which proceeds shall include the proceeds to be received by the Company pursuant to the Forward Sale Agreement and any Additional Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreements, as applicable) of the Forward Sale Agreement and any Additional Forward Sale Agreement on the Effective Date (as such term is defined in the Forward Sale Agreement or Additional Forward Sale Agreements, as the case may be)), the total underwriting discounts and commissions received by the Underwriters and the aggregate absolute difference between the Daily Rate and the USD-Federal Funds Rate (as such terms are defined in the Forward Sale Agreement and any

33

Additional Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company, the General Partner and the Operating Partnership, on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the General Partner and the Operating Partnership or by the Underwriters, the Forward Purchaser or the Forward Seller and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’, the Forward Purchaser’s or the Forward Seller’s respective obligations to contribute pursuant to this Section 9 are several and not joint.

The Company, the General Partner, the Operating Partnership, the Underwriters, the Forward Purchaser and the Forward Seller agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters, the Forward Purchaser or the Forward Seller were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9, no Underwriter, Forward Purchaser or Forward Seller (except as may be provided in any agreement among Underwriters, the Forward Purchaser or the Forward Seller relating to the offering of the Shares) shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public or, with respect to the Forward Seller and the Forward Purchaser, the aggregate absolute difference between the Daily Rate and the USD-Federal Funds Rate (as such terms are defined in the Forward Sale Agreement and any Additional Forward Sale Agreement) received by the Forward Purchaser under the Forward Sale Agreement and any Additional Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller, as applicable, exceeds the amount of any damages that such Underwriter, Forward Purchaser or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e)          The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company, the General Partner and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the Forward Purchaser or the Forward Seller, any person controlling

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any Underwriter, the Forward Purchaser or the Forward Seller or any affiliate of any Underwriter, the Forward Purchaser or the Forward Seller or by or on behalf of the Company, its officers or directors, the General Partner, the Operating Partnership or any person controlling the Company, the General Partner and the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

10.                               [Intentionally Omitted].

11.                               Issuance and Sale by the Company. (a) In the event that (i) all the Conditions are not satisfied on or prior to the Closing Date or, in respect of any Additional Forward Sale Agreements entered into pursuant to Section 3(b), all the Additional Conditions are not satisfied on any Additional Closing Date, as the case may be, and the Forward Seller elects, pursuant to Section 3(c) or Section 3(d) hereof, as the case may be, not to deliver the Borrowed Underwritten Shares or the Borrowed Option Shares deliverable by the Forward Seller, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, to be borrowed and delivered for sale by the Forward Seller under this Agreement or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so, in each case, the Company shall issue and sell to the Underwriters, pursuant to Section 3 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or the relevant Additional Closing Date, as the case may be, for a period not exceeding three business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Underwritten Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Option Shares are referred to herein as the “Company Top-Up Option Shares”.

(b)         Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the Closing Date, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the relevant Additional Closing Date, in the case of Borrowed Option Shares, and the Forward Seller elects, pursuant to Section 3(c) or Section 3(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement on the Closing Date or any Additional Closing Date, as the case may be, a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, to be borrowed and delivered for sale by the Forward Seller under

35

this Agreement or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 25 basis points per annum to do so.

12.                               Termination.  The Underwriters or the Forward Seller may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or NASDAQ, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

13.                               Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Underwritten Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Underwritten Shares and the aggregate number of Underwritten Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Underwritten Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Underwritten Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company, the General Partner or the Operating Partnership.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Additional Closing Date,

36

any Underwriter or Underwriters shall fail or refuse to purchase Option Shares and the aggregate number of Option Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Option Shares to be purchased on such Additional Closing Date, the non-defaulting Underwriters shall have the option to (i)  terminate their obligation hereunder to purchase the Option Shares to be sold on such Additional Closing Date or (ii) purchase not less than the number of Option Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company, General Partner, or Operating Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company, General Partner, or Operating Partnership shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.                               Research Analyst Independence. Each of the Company, the General Partner and the Operating Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. Each of the Company, the General Partner and the Operating Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the Transactions.

15.                               Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company, the General Partner, the Operating Partnership, the Underwriters, the Forward Seller and the Forward Purchaser with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)                                 Each of the Company, the General Partner and the Operating Partnership acknowledges that in connection with the offering of the Shares:(i) the Underwriters, the Forward Purchaser and the Forward Seller have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the General Partner and the Operating Partnership or any other person, (ii) the Underwriters, the Forward Purchaser and the Forward Seller owe the

37

Company, the General Partner and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters, the Forward Purchaser and the Forward Seller may have interests that differ from those of the Company, the General Partner and the Operating Partnership, and (iv) none of the Underwriters, the Forward Purchaser and the Forward Seller is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Transactions, and none of the Underwriters, the Forward Purchaser and the Forward Seller shall have any responsibility or liability to the Company with respect thereto. Any review by the Underwriters, the Forward Purchaser or the Forward Seller of the Company, the Transactions or other matters relating to the Transactions will be performed solely for the benefit of the Underwriters, the Forward Purchaser or the Forward Seller, as the case may be, and shall not be on behalf of the Company.  Each of the Company, the General Partner and the Operating Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters, the Forward Seller or the Forward Purchaser arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

16.                               Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.                               Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or of any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

18.                               Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.                               Trial by Jury.  Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the General Partner (on its behalf and, to the extent permitted by applicable law, on behalf of its sole trustee and affiliates) and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its limited partners and affiliates) and each of the Underwriters, the Forward Seller and the Forward Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transactions.

20.                               Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if the Forward Seller or Forward Purchaser shall be delivered, mailed or sent to Goldman, Sachs & Co., 200 West Street, New

38

York, New York 10282-2198, Attention: Registration Department; and if to the Company, the General Partner or the Operating Partnership shall be delivered, mailed or sent to CyrusOne Inc., 1649 West Frankford Road, Carrollton, Texas 75007, Attention: Robert M. Jackson, Esq., with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York, 10019, Attention: William V. Fogg, Esq.

(Remainder of Page Intentionally Left Blank)

39

Very truly yours,

CyrusOne Inc.

By:	/s/ Gregory R. Andrews
	Name:	Gregory R. Andrews
	Title:	Chief Financial Officer

CyrusOne GP

By:	CyrusOne Inc., as the sole trustee

By:	/s/ Gregory R. Andrews
	Name:	Gregory R. Andrews
	Title:	Chief Financial Officer

CyrusOne LP

By:	CyrusOne GP, as the sole general partner

By:	CyrusOne Inc., as the sole trustee

By:	/s/ Gregory R. Andrews
	Name:	Gregory R. Andrews
	Title:	Chief Financial Officer

[Underwriting Agreement]

Goldman, Sachs & Co.

Acting in its capacity as the Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, agreements and indemnities set forth in this Agreement

By:	/s/ Craig Delizia
	Name:	Craig Delizia
	Title:	Managing Director

Goldman, Sachs & Co.

Acting in its capacity as the Forward Seller

By:	/s/ Craig Delizia
	Name:	Craig Delizia
	Title:	Managing Director

[Underwriting Agreement]

Accepted as of the date hereof

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I hereto

By:	Goldman, Sachs & Co.

By:	/s/ Richard Cohn
	Name:	Richard Cohn
	Title:	Managing Director

[Underwriting Agreement]

By:	Morgan Stanley & Co. LLC

By:	/s/ H. Thomas Boyle
	Name:	H. Thomas Boyle
	Title:	Executive Director

[Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Company Initial Shares To Be Purchased	Number of Borrowed Underwritten Shares To Be Purchased
Goldman, Sachs & Co.	773,500	773,500
Morgan Stanley & Co. LLC	425,000	425,000
Barclays Capital Inc.	255,000	255,000
Deutsche Bank Securities Inc.	255,000	255,000
J.P. Morgan Securities LLC	255,000	255,000
TD Securities (USA) LLC	255,000	255,000
Bank of America Merrill Lynch	144,500	144,500
Citigroup Global Markets Inc.	144,500	144,500
Jefferies LLC	144,500	144,500
Keybanc Capital Markets Inc.	144,500	144,500
RBC Capital Markets, LLC	144,500	144,500
Stifel, Nicolaus & Company, Incorporated	144,500	144,500
SunTrust Robinson Humphrey, Inc.	144,500	144,500
Cowen and Company, LLC	85,000	85,000
Synovus Securities, Inc.	85,000	85,000
Total:	3,400,000	3,400,000

I-1

SCHEDULE II

Time of Sale Prospectus

1.                                      Preliminary Prospectus issued August 9, 2016

2.                                      Free Writing Prospectus filed: none

3.                                      Price to public: $50.50 per share

4.                                      Underwritten Shares offered: 6,800,000 shares

5.                                      Option Shares offered: 1,020,000 shares

II-1

SCHEDULE III

SIGNIFICANT SUBSIDIARIES

CyrusOne LP (Maryland)

CyrusOne LLC (Delaware)

Cervalis Holdings LLC (Delaware)

Cervalis LLC (Delaware)

III-1

SCHEDULE IV

PARTIES TO LOCK-UP AGREEMENTS

Gary J. Wojtaszek

William E. Sullivan

T. Tod Nielsen

Alex Shumate

David H. Ferdman

Lynn A. Wentworth

John W. Gamble, Jr.

Venkatesh S. Durvasula

Kevin L. Timmons

Michael A. Klayko

Robert M. Jackson

Gregory R. Andrews

Amitabh Rai

IV-1

EXHIBIT A

FORM OF ADDITIONAL FORWARD SALE AGREEMENT

GOLDMAN, SACHS & CO. | 200 WEST STREET | NEW YORK, NEW YORK 10282-2198 | TEL:  (212) 902-1000

Opening Transaction

To:	CyrusOne Inc.

A/C:	051818144

From:	Goldman, Sachs & Co.

Re:	Additional Issuer Share Forward Sale Transaction

Ref. No:	SDB3292205169

Date:	August [•], 2016

Dear Sir(s):

The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman, Sachs & Co. (“GS&Co.”) and CyrusOne Inc. (“Counterparty”).  This communication constitutes a “Confirmation” as referred to in the Agreement specified below. This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

1.                                      This Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) and the 2006 ISDA Definitions (the “Swap Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”).  In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation will govern. For purposes of the Equity Definitions, the Transaction will be deemed to be a Share Forward Transaction.

This Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”), as published by ISDA, as if GS&Co. and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) as the governing law and US Dollars (“USD”) as the Termination Currency, (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Counterparty and GS&Co., with a “Threshold Amount” of USD 50 million for Counterparty and a “Threshold Amount” equal to 3% of shareholders’ equity of The Goldman Sachs Group, Inc. (“GS Parent”) as of the date hereof for GS&Co.; provided that (a) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (b) the following sentence shall be added to the end thereof:  “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.”; (c) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business;and (iii) the elections set forth in Section 9 of this Confirmation.  All provisions contained in the Agreement are incorporated into and shall govern this Confirmation except as expressly modified herein.  This Confirmation evidences a complete and binding agreement between GS&Co. and Counterparty as to the terms of the Transaction and replaces any previous agreement between the parties with respect to the subject matter hereof.

The Transaction hereunder shall be the sole Transaction under the Agreement.  If there exists any ISDA Master Agreement between GS&Co. or any of its Affiliates, including The Goldman Sachs Group, Inc. (collectively, “Goldman Sachs”) and Counterparty or any confirmation or other agreement between Goldman Sachs and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Goldman Sachs and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Goldman Sachs and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.                                      The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	August [•], 2016

Effective Date:	August [•], 2016 (the “Scheduled Effective Date”), or such later date on which the conditions set forth in Section 3 of this Confirmation shall have been satisfied.

Buyer:	GS&Co.

Seller:	Counterparty

Maturity Date:	August 1, 2017 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Shares:	The shares of common stock, no par value per Share, of Counterparty (Ticker: “CONE”)

Number of Shares:

Initially, (x) if no Initial Hedging Disruption (as defined below) occurs, [•] Shares (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined below), in each case, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates.

Settlement Currency:	USD

Exchange:	The New York Stock Exchange

Related Exchange:	All Exchanges

Prepayment:	Not Applicable

Variable Obligation:	Not Applicable

Forward Price:	On the Effective Date, USD 48.48 per Share, and on any day thereafter, the product of the Forward Price on the immediately preceding calendar day and

1 + the Daily Rate * (1/365);

provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount per Share for such Forward Price Reduction Date.

Daily Rate:	For any day, the USD-Federal Funds Rate minus 0.60%.

USD-Federal Funds Rate:

The rate set forth in H.15(519) for such day under the caption “EFFECT’, as such rate is displayed on the Reuters Screen FEDFUNDS1 Page, or any successor page; provided that if no such rate appears for such day on such page, the rate for that day will be determined by the Calculation Agent.

Forward Price Reduction Dates:	Each date listed as such in Annex B.

Forward Price Reduction Amount per Share:	For each Forward Price Reduction Date, the Forward Price Reduction Amount per Share set forth opposite such date on Annex B.

Valuation:

Valuation Date:

For any Settlement (as defined below), if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date.

Unwind Dates:

For any Cash Settlement or Net Share Settlement, each day on which GS&Co. (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

First Unwind Date:	For any Cash Settlement or Net Share Settlement, as designated in the relevant Settlement Notice.

Unwind Period:	For any Cash Settlement or Net Share Settlement, the period starting on the First Unwind Date for such Settlement and ending on the Valuation Date for such Settlement.

Settlement Terms:

Settlement:	Any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the Transaction.

Settlement Notice:

Subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of the Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the 50th Scheduled Trading Day immediately preceding the Maturity Date) in a written notice to GS&Co. delivered no later than the applicable Settlement Method Election Date (in the case of a Net Share Settlement or Cash Settlement) or the 5th Scheduled Trading Day immediately preceding the relevant Valuation Date (in the case of a Physical Settlement), which notice shall also specify (i) the number of Shares (the “Settlement Shares”) for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the Number of Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the Number of Shares as of the Maturity Date (provided that if the Maturity Date occurs during any Unwind Period, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date).

Undesignated Shares:	As of any date, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred.

Settlement Method Election:	Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to GS&Co. in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to (x) the number of Settlement Shares designated in such Settlement Notice, in case of an election of Cash Settlement or (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the then-current Forward Price, in case of an election of Net Share Settlement, in compliance with the laws of Counterparty’s jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable:

(A)

to all of the Settlement Shares designated in such Settlement Notice if, on the date such Settlement Notice is received by GS&Co., (I) the trading price per Share on the Exchange (as determined by the Calculation Agent) is below USD 24.24 (the “Threshold Price”) or (II) GS&Co., as Hedging Party, determines, in its reasonable good faith judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if GS&Co. were Counterparty or an affiliated purchaser of Counterparty, be subject to the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)

to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by the Calculation Agent in a commercially reasonable manner) is below the Threshold Price or (II) GS&Co., as Hedging Party, determines, in its good faith, reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in the third paragraph opposite “Early Valuation Date” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty

Settlement Method Election Date:

With respect to any Settlement, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement.

Default Settlement Method:	Physical Settlement

Physical Settlement:

Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, GS&Co. shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to GS&Co. such Settlement Shares.

Settlement Date:	The Valuation Date.

Net Share Settlement:

If Net Share Settlement applies, on the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to GS&Co., and if the Net Share Settlement Amount is less than zero, GS&Co. shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price.

Net Share Settlement Date:	The date that follows the Valuation Date by one Settlement Cycle.

Net Share Settlement Amount:

For any Net Share Settlement, an amount equal to (i) the Forward Cash Settlement Amount divided by the Settlement Price plus (ii) a number of Shares, valued at the Settlement Price (determined as if, solely for purposes of this clause (ii), the reference to the phrase “on each Unwind Date during the Unwind Period relating to such Settlement” in the definition of “Settlement Price” were instead deemed to refer, in respect of any relevant Forward Price Reduction Date, to the phrase “during a commercially reasonable period of time corresponding to the relevant Forward Price Reduction Date”), equal to the aggregate Unwind Adjustment Amount(s), if any, for the relevant Unwind Period, as determined by the Calculation Agent.

Forward Cash Settlement Amount:

Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price.

Relevant Forward Price:

For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average Forward Price per Share on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by GS&Co. or its agent or affiliate on each such Unwind Date in connection with such Settlement).

Settlement Price:

For any Cash Settlement or Net Share Settlement, as determined by the Calculation Agent, the weighted average price per Share of the purchases of Shares made by GS&Co. (or its agent or affiliate) on each Unwind Date during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by GS&Co. or its agent or affiliate at each such price per Share in connection with unwinding its commercially reasonable hedge position in connection with such Settlement), plus USD 0.02 per Share.

Unwind Activities:	The times and prices at which GS&Co. (or its agent or affiliate) purchases any Shares during any Unwind Period in connection with unwinding its commercially reasonable hedge position shall be determined by GS&Co. in its sole discretion. Without limiting the generality of the foregoing, in the event that GS&Co. concludes, in good faith and in its reasonable discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.) for it, as Hedging Party, to refrain from purchasing Shares on any Scheduled Trading Day (a “Regulatory Disruption”), that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, GS&Co. may (but shall not be required to) notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and GS&Co. shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event.

Relevant Settlement Date:	For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be.

Unwind Adjustment Amount:

For any Net Share Settlement, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant First Unwind Date to, and including, the date one Settlement Cycle immediately following the relevant Valuation Date, an amount determined by the Calculation Agent equal to the product of (i) the Forward Price Reduction Amount per Share for such Forward Price Reduction Date multiplied by (ii)(A) if the Net Share Settlement Amount calculated as of the date immediately prior to the relevant Forward Price Reduction Date is a positive number, such Net Share Settlement Amount or (B) otherwise, zero.

Settlement Currency:	USD

Other Applicable Provisions:

To the extent GS&Co. or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by GS&Co. the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. In addition, to the extent Counterparty is obligated to deliver Shares hereunder, the provisions of Section 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction.

Consequences of Late Delivery:

Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason Counterparty fails to deliver any Shares on the date on which such delivery is required hereunder and a Forward Price Reduction Date occurs on or after such required delivery date and on or before the date such Shares are delivered, Counterparty acknowledges and agrees that, in addition to any other amounts for which Counterparty may be liable hereunder or under law (but without duplication), Counterparty shall be liable to GS&Co. for an amount equal to the product of: (i) the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date; and (ii) the Forward Price Reduction Amount for such Forward Price Reduction Date.

Share Adjustments:

Potential Adjustment Events:	An Extraordinary Dividend shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:

Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend (x) in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to such quarter and (y) the ex-dividend date for which is no earlier than the Forward Price Reduction Date corresponding to such quarter).

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Extraordinary Events:

The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply.

Tender Offer:	Applicable, provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing the reference therein to “10%” with a reference to “20%”.

Delisting:

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”; and provided, further that (i) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, and (ii) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by replacing the parenthetical beginning after the word “regulation” in the second line thereof with the phrase “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)”.

Failure to Deliver:	Applicable if GS&Co. is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:

Applicable; provided that Section 12.9(a)(v) of the Equity Definitions is hereby modified by inserting at the end of such Section: “provided, however, that any such inability that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be a Hedging Disruption.”

Increased Cost of Hedging:

Applicable; provided that (x) Section 12.9(a)(vi) of the Equity Definitions is hereby amended by inserting the following language at the end of such Section: “provided, however, that any such increased tax, duty, expense or fee that occurs solely due to the deterioration of the creditworthiness of the Hedging Party relative to comparable financial institutions shall not be an Increased Cost of Hedging” and (y) Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third and fourth sentences thereof.

Increased Cost of Stock Borrow:

Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof and (ii) deleting the third, fourth and fifth sentences thereof. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include, without duplication, any cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its commercially reasonable hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable.

Initial Stock Loan Rate:	25 basis points per annum

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	200 basis points per annum

Hedging Party:	For all applicable Additional Disruption Events, GS&Co.

Determining Party:	For all applicable Extraordinary Events, GS&Co.

Early Valuation:

Early Valuation:

Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time (x) concurrently with or following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or an ISDA Event or (y) if an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position exists, in either case, GS&Co. (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date”, in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated in connection with an “Early Valuation” (in respect of which Counterparty satisfies its payment and/or delivery obligations under this “Early Valuation” section) as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend.

As of the Trade Date, GS&Co. represents and warrants to and agrees with Counterparty that, assuming the accuracy of Counterparty’s representations and warranties made hereunder and under the Underwriting Agreement and compliance by Counterparty with its obligations hereunder and under the Underwriting Agreement, (i) based upon advice of counsel, GS&Co. (A) does not have actual knowledge of the existence on the Trade Date of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position and (B) based on good faith inquiry does not have actual knowledge on the Trade Date of any event or circumstance that is expected to cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the Transaction; and (ii) assuming no event or circumstance by or within the control of Counterparty or its affiliates occurs in connection with which the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by GS Group and/or the “ownership” (howsoever defined under any Applicable Restriction) of Shares by GS Group would increase, GS&Co. will not knowingly cause the occurrence of an Excess Section 13 Ownership Position or an Excess Regulatory Ownership Position on any day during the term of the Transaction with the specific intent of causing the occurrence of an Early Valuation Date.

If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Physical Settlement shall be the Number of Shares on such Early Valuation Date; provided that GS&Co. may in its sole discretion elect to permit Counterparty to elect Cash Settlement or Net Share

Settlement, in which case GS&Co., as Hedging Party, will determine, in good faith and in a commercially reasonable manner, the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement.

If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to occur on the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, to which the Settlement Method elected by Counterparty in respect of such Settlement shall apply (subject to the provisions under “Settlement Terms” above in respect of the applicable Settlement Method), and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that GS&Co. may in its good faith discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply, in which case GS&Co., in good faith and in a commercially reasonable manner, will determine the Scheduled Trading Day that will be the First Unwind Date for such Cash Settlement or Net Share Settlement) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date.

Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent may adjust the terms of the Transaction as appropriate to account for such change to the nature of the Shares.

ISDA Event:

(i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent.

Amendment to Merger Event:

Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof.

Hedging Event:

(i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days.

Remaining Shares:	On any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day).

Unwound Shares:

For any Unwind Period on any day, the aggregate number of Shares with respect to which GS&Co. has unwound its commercially reasonable hedge position in respect of the Transaction in connection with the related Settlement as of such day, as determined by GS&Co., as Hedging Party, acting in good faith and a commercially reasonable manner.

Acknowledgements:

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Transfer:

(a)                                 Notwithstanding anything to the contrary in the Agreement (but it being understood that this clause (a) will not limit Section 7(a) of the Agreement), GS&Co. may, without the consent of Counterparty, assign, transfer and set over all rights, title and interest, powers, privileges and remedies of GS&Co. under the Transaction, in whole or in part, to an affiliate of GS&Co. that is wholly-owned, directly or indirectly, by GS Parent and the obligations of which under the Transaction are guaranteed by GS&Co. or GS Parent, provided that (i) no Event of Default, Potential Event of Default or Termination Event with respect to which GS&Co. is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (ii) no Extraordinary Event, Early Valuation , Market Disruption Event, ISDA Event, Excess Section 13 Ownership Position or Excess Regulatory Ownership Position or other event or circumstance giving rise to a right or responsibility to terminate or cancel the Transaction or to make an adjustment to the terms of the Transaction would result therefrom, (iii) at the time of such assignment or transfer, Counterparty would not, as a result of such assignment or transfer, reasonably be expected at any time either (A) to be required to pay (including a payment in kind) to GS&Co. or such transferee an amount in respect of an Indemnifiable Tax greater than the amount Counterparty would have been required to pay to GS&Co. in the absence of such transfer or (B) to receive a payment (including a payment in kind) after such assignment or transfer that is less than the amount Counterparty would have received if the payment were made immediately prior to such assignment or transfer, (iv) prior to any such assignment or transfer, GS&Co. shall have caused the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the transfer complies with the requirements of this subparagraph, (v) Counterparty would not, at the time and as a result of such transfer or assignment, reasonably be expected to become subject to any registration, qualification, reporting or other requirement under applicable law or regulation to which it would not otherwise have been subject absent such transfer or assignment, (vi) GS&Co. shall be responsible for and shall promptly reimburse on demand of Counterparty reasonable fees and actual, documented out-of-pocket expenses incurred by Counterparty in connection with any proposed assignment or transfer of the Transaction at the request of GS&Co., including reasonable fees and actual, documented out-of-pocket expenses of outside counsel to Counterparty in connection with any proposed assignment or transfer, and such transferee or assignee shall be responsible for and shall promptly reimburse on demand of Counterparty fees and actual, documented out-of-pocket expenses incurred by Counterparty arising after such transfer or assignment solely as a result thereof, and (vii) such transfer would not at the time as a result of such transfer or assignment, reasonably be expected to (A) result in breach of any representation, warranty or undertaking of Counterparty in the Agreement or this Confirmation (unless such transferee or assignee waives the relevant representation, warranty or undertaking, as applicable), or (B) require Counterparty to take any additional action or incur any additional obligation, cost or expense to ensure the continued fulfillment of Counterparty’s representations, warranties and covenants, in each case as to such assignee or transferee (other than any such obligation, cost or expense that is reimbursed by GS&Co. or such transferee or assignee, whether pursuant to clause (vi) above or otherwise). GS&Co. agrees to give reasonable prior notice to Counterparty of any transfer or assignment without Counterparty’s consent pursuant to this paragraph; notwithstanding any such notice, no assignment or transfer by GS&Co. pursuant to this subparagraph shall take effect unless and until all conditions to such transfer or assignment are satisfied.

(b)                                 Except to the extent permitted under Section 7 of the Agreement, Counterparty may not transfer or assign any of its rights or obligations under the Transaction, this Confirmation or the Agreement without the prior written consent of GS&Co.

Calculation Agent:

GS&Co. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions, the 2006 Definitions or this Confirmation, (i) whenever GS&Co., acting as any of the Calculation Agent, Determining Party or Hedging Party, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner and (ii) to the extent GS&Co., acting in any capacity, makes any judgment, calculation, adjustment or determination, or exercises its discretion to take into account the effect of an event on the Transaction, it shall do so based on the assumption that the Hedging Party maintains a commercially reasonable Hedge Position at the time of such event and shall, for the avoidance of doubt, take into account such Hedge Position. GS&Co. shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by GS&Co., as to the Transaction, in its capacity as Calculation Agent, Determining Party or Hedging Party, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that GS&Co. shall not be obligated to disclose any confidential or proprietary models or other information that GS&Co. believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

Counterparty Payment Instructions:	To be provided by Counterparty

GS&Co. Payment Instructions:	Chase Manhattan Bank New York
For A/C Goldman, Sachs & Co.
A/C #930-1-011483
ABA: 021-000021

Counterparty’s Contact Details for Purpose of Giving Notice:	To be provided by Counterparty

GS&Co.’s Contact Details for Purpose of Giving Notice:	Goldman, Sachs & Co.
200 West Street
New York, NY 10282-2198
Attention: Bennett Schachter, Equity Capital Markets
Telephone: 212-902-2568
Facsimile: 917-977-3153
Email: bennett.schachter@gs.com

With a copy to:

Attention: Daniel Josephs
Telephone: 212-902-8193
Facsimile: 917-977-3943
Email: daniel.josephs@gs.com

And email notification to the following address:
Eq-derivs-notifications@am.ibd.gs.com

3.                                      Effectiveness.

The effectiveness of this Confirmation and the Transaction shall be subject to the following conditions:

(a)         the representations and warranties of Counterparty contained in the Underwriting Agreement dated as of August 10, 2016 among Counterparty and GS&Co., as representative of the Underwriters party thereto (the “Underwriting Agreement”), that are qualified by materiality shall be true and correct as of the Effective Date and those not so qualified shall be true and correct in all material respects as of the Effective Date (or, in each case, if made earlier than such date under the Underwriting Agreement, as of such earlier date);

(b)         any certificate delivered pursuant to the Underwriting Agreement by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date (or, if made earlier than such date under the Underwriting Agreement, as of such earlier date);

(c)          all of the conditions set forth in Section 5 of the Underwriting Agreement shall have been satisfied;

(d)         the Additional Closing Date (as defined in the Underwriting Agreement) shall have occurred as provided in the Underwriting Agreement and Counterparty shall have satisfied with respect to GS&Co. and the “Forward Seller” (as defined in the Underwriting Agreement) the conditions set forth under Section 6 of the Underwriting Agreement (for purposes of the condition set forth in this Section 3(d), the conditions set forth in Section 6 of the Underwriting Agreement shall be satisfied  if the conditions set forth in Sections (6)(c) (but excluding a 10b-5 letter unless such letter is provided pursuant to the last paragraph of Section 6 of the Underwriting Agreement), (e), (f), (g), (h) (but only if such letter is provided pursuant to the last paragraph of Section 6 of the Underwriting Agreement), (j) (but only if such letter is provided pursuant to the last paragraph of Section 6 of the Underwriting Agreement) and (k) of the Underwriting Agreement are satisfied as of the Additional Closing Date and (except in the case of such Section 6(k)) as if references to “Closing Date” set forth therein were deemed to refer to the “Additional Closing Date” and references therein (or in any opinion, certificate or other document referred to therein) to the “Forward Sale Agreement” were deemed to refer to both the “Forward Sale Agreement” and the “Additional Forward Sale Agreement” (if the Additional Closing Date occurs on the Closing Date) or to the “Additional Forward Sale Agreement” (if the Additional Closing Date occurs after the Closing Date), as applicable);

(e)          all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date; and

(f)           Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Section 6 hereof;

Notwithstanding the foregoing or any other provision of this Confirmation, if (x) on or prior to 9:00 a.m, New York City time, on the date the Additional Closing Date (as defined in the Underwriting Agreement) is scheduled to occur, GS&Co. determines it is unable, in connection with establishing its commercially reasonable hedge position, to borrow and deliver for sale the Full Number of Shares or (y) GS&Co. determines it would incur a stock loan cost of more than 25 basis points per annum with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of this Confirmation and the Transaction shall be limited to the number of Shares GS&Co. determines it is able to borrow at a cost of not more than 25 basis points per annum (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero.

4.                                      Additional Mutual Representations and Warranties.  In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant”, as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into the Transaction hereunder as principal and not on behalf of any third party.

5.                                      Additional Representations and Warranties of Counterparty.  In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to GS&Co., and agrees with GS&Co., as of the Trade Date and as of the Effective Date, that:

(a)         without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that GS&Co. is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(b)         Prior to the Trade Date, Counterparty shall deliver to GS&Co. a resolution of Counterparty’s board of directors authorizing the Transaction. Based on such resolutions, Section 7.2.7(c) of Counterparty’s Articles of Amendment and Restatement applies to GS&Co. (and its affiliates acting in connection with the Transaction) (i) in respect of Shares delivered to GS&Co. (or such respective affiliates) from time to time in connection with the settlement of the Transaction (which deliveries are necessary to facilitate the offering of Shares contemplated pursuant to the Underwriting Agreement, within the meaning of such Section 7.2.7(c)) and (ii) otherwise to the extent necessary to facilitate the Transaction or any other forward sale transaction pursuant to the Underwriting Agreement;

(c)          it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Number of Shares plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party;

(d)         it will not repurchase any Shares if, immediately following such repurchase, the Number of Shares, when aggregated with the “Number of Shares” under, and as defined in, the Confirmation, dated as of August 10, 2016, between GS&Co. and Counterparty in respect of that certain Base Issuer Share Forward Transaction, would be equal to or greater than 6.5% of the number of then-outstanding Shares and it will notify GS&Co. immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares;

(e)          it is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(f)           (i) neither it nor any of its officers or directors is aware of any material non-public information regarding itself or the Shares; (ii) it is entering into this Confirmation and will provide any Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; (iii) it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting the Transaction; and (iv) it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(g)          it is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(h)         no state or local (including, to the best of Counterparty’s knowledge, non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable specifically to the Shares (and not  generally to ownership of equity securities by a financial institution that is not generally applicable to holders of the Shares) would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of GS&Co. or its affiliates owning or holding (however defined) Shares as a commercially reasonable Hedge Position in connection with the Transaction in accordance with the terms of this Confirmation and the Agreement;

(i)             as of the Trade Date and as of the date of any payment or delivery by Counterparty or GS&Co. hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(j)            it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(k)         it: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of GS&Co. or its associated persons;

(l)             it understands, agrees and acknowledges that no obligations of GS&Co. to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of GS&Co. (subject to Section 8(b) below) or any governmental agency; and

(m)     IT UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

(n)         In connection with this Confirmation, the Underwriting Agreement, the Transaction and the other transactions contemplated hereunder and thereunder (the “Relevant Transactions”), Counterparty acknowledges that none of GS&Co. and/or its affiliates is advising Counterparty or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (for the avoidance of doubt, notwithstanding any advisory relationship that  GS&Co. and/or its affiliates may have, or may have had in the past, with Counterparty and/or its affiliates). Counterparty shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the Relevant Transactions, and none of GS&Co. and/or its affiliates shall have any responsibility or liability to Counterparty with respect thereto. Any review by the GS&Co. and/or its affiliates of Counterparty, the Relevant Transactions or other matters relating to the Relevant Transactions will be performed solely for the benefit of GS&Co. and/or its affiliates, as the case may be, and shall not be on behalf of Counterparty.  Counterparty waives to the full extent permitted by applicable law any claims it may have against GS&Co. and/or its affiliates arising from an alleged breach of fiduciary duty in connection with the Relevant Transactions.

6.                                      Additional Covenants of Counterparty.

(a)         Counterparty acknowledges and agrees that any Shares delivered by Counterparty to GS&Co. on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by GS&Co. (or an affiliate of GS&Co.) to securities lenders from whom GS&Co. (or an affiliate of GS&Co.) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by GS&Co. or an affiliate of GS&Co.  Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition (and without limitation of the representations and warranties of Counterparty made pursuant to Section 9.11 of the Equity Definitions), Counterparty represents and agrees that any such Shares have been duly authorized and shall be, upon delivery, validly issued, fully paid and non-assessable.

(b)         Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting the Transaction.  Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Confirmation, Counterparty acknowledges and agrees that it will not seek to, control or influence GS&Co.’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with the Transaction, including, without limitation, GS&Co.’s decision to enter into any hedging transactions.

(c)          Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c).  Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer or director, of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)         Counterparty shall promptly provide notice to GS&Co. (in which notice Counterparty will be deemed to make the representation and warranty set forth in Section 5(f)(i) as of the date of such notice) promptly after (i)

the occurrence of any Event of Default, or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) the making of any public announcement by Counterparty or its controlled affiliates of any event that, if consummated, would constitute an Extraordinary Event or Potential Adjustment Event.

(e)          Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by GS&Co. or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty.  Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of GS&Co., Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.

(f)           Counterparty will not take, or permit to be taken, any action to cause any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) to occur in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period.

(g)          Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, notify GS&Co. of such public announcement; (ii) promptly notify GS&Co. following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide GS&Co. with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through GS&Co. or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date.  Such written notice shall be deemed to be a certification by Counterparty to GS&Co. that such information is true and correct.  In addition, Counterparty shall promptly notify GS&Co. of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Counterparty acknowledges that under the terms of this Confirmation, any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above.  “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to the Counterparty and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

(h)         Counterparty represents and warrants to, and agrees with, GS&Co. that Counterparty has not and will not, without the prior written consent of GS&Co., enter into any structured share purchase or sale transaction (including the purchase or sale of any option or combination of options relating to the Shares), or any other transaction similar to the Transaction described herein, where any valuation period (however defined) in such other transaction will overlap at any time (including as a result of acceleration, postponement or extension in such valuation period as provided in the relevant agreement) with any Unwind Period under this Confirmation.  In the event that the valuation period in any such other transaction overlaps with any Unwind Period under this Confirmation as a result of any acceleration, postponement or extension of such Unwind Period, Counterparty shall promptly amend such transaction to avoid any such overlap.

(i)             Counterparty agrees to provide GS&Co. at least 10 Scheduled Trading Days’ written notice prior to any amendment, supplement, waiver or other modification to the Charter, bylaws or any other constitutive document of Counterparty that would reduce the ownership threshold set forth in Section 7.2.1 of the Charter to a percentage lower than 9.8% or that would, based on the advice of counsel to Counterparty, give rise to any other Applicable Restriction (as defined below) applicable to GS&Co. (including with respect to its commercially reasonable Hedge Positions) with respect to the Transaction (a “Charter Notice”). Upon receipt of a Charter Notice, GS&Co. may designate an Additional Termination Event with respect to any portion of the Transaction as the sole Affected

Transaction with Counterparty as the sole Affected Party, that GS&Co. (or its affiliate), reasonably determines, based on advice of counsel, is necessary to reduce the Charter Percentage to (i) the lowest ownership level contemplated by Section  7.2.1 of the Charter (or, if lower, the ownership level contemplated in any such other Applicable Restriction) minus (ii) 0.5%. The “Charter Percentage” shall be a fraction, the numerator of which is (i) the relevant Number of Shares (as aggregated with the “Number of Shares” under, and as defined in, the Confirmation dated as of August 10, 2016, between GS&Co. and Counterparty in respect of that certain Base Issuer Share Forward Transaction) plus (ii) any other Shares that GS&Co., its affiliates and each other person  subject to aggregation of Shares with GS&Co. under the Charter (or such other Applicable Restriction) reasonably determines, based on advice of counsel, may be “Beneficially Owned” (howsoever defined) under the Charter (or such other Applicable Restriction), and the denominator of which is the number of Shares outstanding.

7.                                      Termination on Bankruptcy.  The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that the Transaction and the obligations and rights of Counterparty and GS&Co. (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 4 or Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or GS&Co., if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”).

8.                                      Additional Provisions.  (a)  GS&Co. acknowledges and agrees that Counterparty’s obligations under the Transaction are not secured by any collateral and that this Confirmation is not intended to convey to GS&Co. rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit GS&Co.’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit GS&Co.’s rights in respect of any transaction other than the Transaction.

(b)         The payment obligations of GS&Co. to Counterparty hereunder shall be unconditionally guaranteed in favor of Counterparty by GS Parent under the guarantee filed as Exhibit 10.45 to GS Parent’ Form 10-K filed with the Securities Exchange Commission on February 7, 2006.  The parties acknowledge and agree that such guarantee shall not be a Credit Support Document hereunder and that GS Parent shall not be a Credit Support Provider hereunder.

(c)          The parties hereto intend for:

(i)                                     the Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code;

(ii)                                  the rights given to GS&Co. pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)                               any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(iv)                              all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(v)                                 any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

(d)         Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Agreement a number of Shares greater than [*] Shares (as adjusted for stock splits and similar events) (the “Capped Number”).  The Capped Number shall be subject to adjustment only on account of (x) Potential Adjustment Events of the type specified in (1) Sections 11.2(e)(i) through (vi) of the Equity Definitions or (2) Section 11.2(e)(vii) of the Equity Definitions so long as, in the case of this sub-clause (2), such event is within Counterparty’s control, (y) Merger Events requiring corporate action of Counterparty (or any surviving entity of the Issuer hereunder in connection with any such Merger Event) and (z) Announcement Events that are not outside Counterparty’s control.  Counterparty represents and warrants to GS&Co. (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”).  In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(c) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”).  Counterparty shall promptly notify GS&Co. of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, shall deliver such Shares thereafter.  Counterparty shall not, until Counterparty’s Share delivery obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to GS&Co. as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to GS&Co. under the Transaction.

(e)          The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Goldman, Sachs &Co. to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003.

(f)           The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Confirmation to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c).

(g)          Notwithstanding any provisions of the Agreement, all communications relating to the Transaction or the Agreement shall be transmitted exclusively through GS&Co. at 200 West Street, New York, New York 10282-2198, Telephone No. (212) 902-1981, Facsimile No. (212) 428-1980/1983.

9.                                      [INTENTIONALLY OMITTED]

10.                               Beneficial Ownership.  Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall GS&Co. be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by GS&Co., any of its affiliates’ business units subject to aggregation with GS&Co. for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the

* Two times the full number of Shares.

Exchange Act) with GS&Co. with respect to “beneficial ownership” of any Shares (collectively, “GS Group”) would be equal to or greater than 9.0% of the outstanding Shares (an “Excess Section 13 Ownership Position”), (ii) violation would occur in respect of any restriction on ownership and/or transfers set forth in Section 7.2.1 of the Charter or (iii) GS&Co., GS Group or any person whose ownership position would be aggregated with that of GS&Co. or GS Group (GS&Co., GS Group or any such person, a “GS Person”) under Sections 3-601 to 3-605 and 3-701 to 3-710 of the Maryland General Corporation Law or any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders or organizational documents or contracts of Counterparty, in each case, applicable to ownership of Shares (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Share that would be permitted under Applicable Restrictions and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a GS Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”).  If any delivery owed to GS&Co. hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, GS&Co. gives notice to Counterparty that such delivery would not result in (x) GS Group directly or indirectly so beneficially owning in excess of 9.0% of the outstanding Shares and (y) the occurrence of an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, GS&Co. shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery.

11.                               Non-Confidentiality.  The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by GS&Co. and its affiliates to Counterparty relating to such tax treatment and tax structure and (ii) GS&Co. does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty.

12.                               Use of Shares.  GS&Co. acknowledges and agrees that, except in the case of a Private Placement Settlement, GS&Co. (or its agents or affiliates, as applicable) shall use any Shares delivered by Counterparty to GS&Co. on any Settlement Date to return to securities lenders to close out borrowings created by GS&Co. (or its agents or affiliates, as applicable) in connection with its hedging activities related to exposure under this Transaction or in a manner that GS&Co. otherwise believes in good faith and based on the advice of counsel to be in compliance with applicable securities law.

13.                               Restricted Shares.  If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or GS&Co. otherwise determines in its reasonable opinion, based on advice of counsel, that any Shares to be delivered to GS&Co. by Counterparty may not be freely returned by GS&Co. to securities lenders as described in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by GS&Co.

14.                               Set-Off.  Notwithstanding Section 6(f) of the Agreement, GS&Co. agrees not to set off or net amounts due from Counterparty with respect to any Transaction against amounts due from GS&Co. to Counterparty with respect to contracts or instruments that are not Equity Contracts.  “Equity Contract” means any transaction or instrument that does not convey to GS&Co. rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

15.                               Staggered Settlement.  Notwithstanding anything to the contrary herein, GS&Co. may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

16.                               Special Dividends.  If an ex-dividend date for a Special Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Counterparty to GS&Co. in settlement of the Transaction), Counterparty shall pay to GS&Co. on the earlier of (i) the date on which such Special Dividend is paid by the Issuer to holders of record of the Shares and (ii) the Maturity Date an amount, as determined by the Calculation Agent, in cash equal to the product of (a) the per Share amount of such Special Dividend, and (b) the Remaining Amount on such ex-dividend date.  “Special Dividend” means any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.  “Remaining Amount” means, at any time, the sum of (i) the number of Remaining Shares as of such time and (ii) if the Net Share Settlement Amount as of such time is (A) a positive number and (B) has not been delivered by Counterparty to GS&Co. pursuant to “Net Share Settlement” above, such Net Share Settlement Amount.

17.                               Arbitration.

(a)         All parties to this Confirmation are giving up the right to sue each other in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.

(b)         Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

(c)          The ability of the parties to obtain documents, witness statements and other discovery is generally more limited in arbitration than in court proceedings.

(d)         The arbitrators do not have to explain the reason(s) for their award.

(e)          The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry, unless Counterparty is a member of the organization sponsoring the arbitration facility, in which case all arbitrators may be affiliated with the securities industry.

(f)           The rules of some arbitration forums may impose time limits for bringing a claim in arbitration.  In some cases, a claim that is ineligible for arbitration may be brought in court.

(g)         The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Confirmation.

(h)         Counterparty agrees that any and all controversies that may arise between Counterparty and GS&Co. arising out of or relating to the Agreement or any Transaction hereunder shall be determined by arbitration conducted before the FINRA Dispute Resolution (“FINRA-DR”), or, if the FINRA-DR declines to hear the matter, before the American Arbitration Association, in accordance with their arbitration rules then in force.  The award of the arbitrator shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.

(i)            No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) Counterparty is excluded from the class by the court.

(j)            Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Confirmation except to the extent stated herein.

18.                               Counterparts.  This Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Confirmation by signing and delivering one or more counterparts.

19.                               Taxes.

(i)                                     For the purpose of Section 3(f) of the Agreement, GS&Co. makes the following representations: (1) it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the “Treasury Regulations”)) for U.S. federal income tax purposes and (2) it is an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii).

(ii)                                  For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representations: (1) it is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes and (2) it is a corporation for U.S. federal income tax purposes, it is organized under the laws of the State of Maryland, and it is an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii)(J).

(iii)                               For the purpose of Sections 4(a)(i) and (ii) of the Agreement, GS&Co. agrees to deliver to Counterparty one (1) duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Confirmation and shall provide a new form promptly upon (i) reasonable request of Counterparty or (ii) learning that any form previously provided has become obsolete or incorrect. For the purpose of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to GS&Co. one (1) duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) upon execution of this Confirmation and shall provide a new form promptly upon (i) reasonable request of GS&Co. or (ii) learning that any form previously provided has become obsolete or incorrect.

(i)                                     “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

Counterparty hereby agrees, promptly upon receipt, (a) to check this Additional Confirmation carefully so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by GS&Co.) correctly sets forth the terms of the agreement between GS&Co. and Counterparty with respect to the Transaction, by manually signing this Additional Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and promptly returning an executed copy to counsel to GS&Co. or at its election, Equity Derivatives Documentation Department, Facsimile No. 212-428-1980/83.

Yours faithfully,

GOLDMAN, SACHS & CO.

By:
Name:
Title:

Agreed and accepted by:

CyrusOne Inc.

By:
Name:
Title:

(Signature Page to Additional Confirmation)

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then:

(a)         all Unregistered Settlement Shares shall be delivered to GS&Co. (or any affiliate of GS&Co. designated by GS&Co.) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof;

(b)         as of or prior to the date of delivery, GS&Co. and any potential purchaser of any such shares from GS&Co. (or any affiliate of GS&Co. designated by GS&Co.) identified by GS&Co. shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities of issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(c)          as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with GS&Co.. (or any affiliate of GS&Co. designated by GS&Co.) in connection with the private placement of such shares by Counterparty to GS&Co. (or any such affiliate) and the private resale of such shares by GS&Co. (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to GS&Co., which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, GS&Co. and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of counsel for GS&Co., and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)         in connection with the private placement of such shares by Counterparty to GS&Co. (or any such affiliate) and the private resale of such shares by GS&Co. (or any such affiliate), Counterparty shall, if so requested by GS&Co., prepare, in cooperation with GS&Co., a private placement memorandum in form and substance reasonably satisfactory to GS&Co..

In connection with the foregoing, GS&Co. acknowledges and agrees that a Private Placement Agreement and private placement memorandum substantially similar to the Underwriting Agreement and prospectus used in connection with the public offering of Shares pursuant thereto (with such modifications thereto as are reasonably satisfactory to GS&Co. taking into account the exempt resale of the Unregistered Settlement Shares, then-current facts and circumstances and such other factors as GS&Co. determines appropriate in good faith and its reasonable discretion, including with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures generally applicable in similar situations and applied in a non-discriminatory manner (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by GS&Co.)), respectively, shall satisfy the documentation requirements set forth in clauses (c) and (d) above.

In the case of a Private Placement Settlement, GS&Co. shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to GS&Co. hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by GS&Co. and may only be saleable by GS&Co. at a discount to reflect the lack of liquidity in Unregistered Settlement Shares.

If Counterparty delivers any Unregistered Settlement Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among GS&Co. and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by GS&Co. (or such affiliate of GS&Co.) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by GS&Co. or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by GS&Co. (or such affiliate of GS&Co.).

ANNEX B

FORWARD PRICE REDUCTION AMOUNTS

Forward Price Reduction Date:	Forward Price Reduction Amount:
September 27, 2016	USD	0.38
December 27, 2016	USD	0.38
March 21, 2017	USD	0.38
June 20, 2017	USD	0.38

EXHIBIT B

MATTERS TO BE COVERED BY CRAVATH, SWAINE AND MOORE LLP OPINION AND 10B-5 LETTER

1.                            Based solely on certificates from the Secretary of State of the State of Delaware, each of CyrusOne TRS Inc., CyrusOne LLC , CyrusOne Foreign Holdings LLC, CyrusOne Government Services LLC, Cervalis Holdings LLC and Cervalis LLC is a corporation or a limited liability company validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Specified Disclosure Package and the Prospectus.

2.                            No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by the Company, the General Partner or the Operating Partnership for the execution and delivery of the Underwriting Agreement, the execution and delivery of the Forward Sale Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the Forward Sale Agreement and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Underwriting Agreement and the Forward Sale Agreement, other than (i) those that have been obtained or made, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus,” (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or (iv) those as to which the failure to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.                                The execution and delivery of the Underwriting Agreement, the execution and delivery of the Forward Sale Agreement, the consummation of the transactions contemplated by the Underwriting Agreement and the Forward Sale Agreement, and the performance by the Company, the General Partner and the Operating Partnership of their respective obligations under the Underwriting Agreement and the Forward Sale Agreement, (i) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement and (ii) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware applicable to the Company, the General Partner or the Operating Partnership, except, in the case of clause (ii), such violations that, individually or in the aggregate, would not have a Material Adverse Effect.  Our opinion in clause (i) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

4.                                Based solely on the certificate dated the date hereof, from an officer of the Company, attached as Exhibit A hereto, the Company is not required to register as an

B-1

“investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.                                The Registration Statement initially became effective under the Securities Act on May 4, 2016, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of Shares, upon filing of the Prospectus with the Commission, the offering of the Shares as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

6.                                The Shares have been duly authorized for listing, subject to official notice of issuance, on the NASDAQ Global Select Market.

In addition to furnishing the opinions set forth above, such counsel shall also deliver a letter stating that, subject to certain limitations and qualifications and on the basis of information gained in the course of the performance of the services rendered, the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of the date of such letter, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations thereunder, except that we do not express any view as to the financial statements and other information of an accounting or financial nature included therein.  Furthermore, such counsel shall also advise you that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that: (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at August 10, 2016, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Specified Disclosure Package, considered together as of 5:15 am (New York Time) on August 10, 2016 (the “Applicable Time”), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we do not express any view as to the financial statements and other information of an accounting or financial nature included therein.

B-2

EXHIBIT C

MATTERS TO BE COVERED BY VENABLE LLP OPINION

1.                                      The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Company has all necessary corporate power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary,” “Risk Factors” and “Use of Proceeds” and in the 10-K under the captions “Item 1. Business” and “Item 1A. Risk Factors” (collectively, the “Business Captions”), and to enter into and perform its obligations under the Underwriting Agreement and the Forward Sale Agreement.

2.                                      CyrusOne Finance is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

3.                                      The General Partner is a statutory trust duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the General Partner has all necessary trust power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Underwriting Agreement.

4.                                      The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT, and the Operating Partnership has all necessary limited partnership power to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus, the Prospectus and the 10-K under the Business Captions and to enter into and perform its obligations under the Underwriting Agreement.

5.                                      The number of shares of authorized stock of the Company is as set forth under the captions “Description of CyrusOne Inc. Common Stock” and “Description of CyrusOne Inc. Preferred Stock” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.  The issuance of the Outstanding Shares has been duly authorized by all necessary corporate action on the part of the Company, and the Outstanding Shares are validly issued, fully paid and nonassessable, and none of the Outstanding Shares were issued in violation of any preemptive or other similar rights of any security holder of the Company arising under the Maryland General Corporation Law (the “MGCL”) or the Charter or the Bylaws.

6.                                      Based solely on the Officer’s Certificate and any facts otherwise known to us, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and except for awards issued under the Incentive Plans.  No holder of shares of Common Stock has any preemptive or other similar rights arising under the MGCL or the Charter or the Bylaws.

7.                                      The issuance of the Company Shares pursuant to the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable, and no holder of the Company Shares is or will be subject to personal liability solely by reason of being such a holder.

8.                                      The issuance of the Settlement Shares, if any, pursuant to the Forward Sale Agreement has been duly authorized by all necessary corporate action on the part of the Company, and, when and if issued and delivered against payment therefor in accordance with the terms of the Forward Sale Agreement and the Resolutions, the Settlement Shares, if any, will be validly issued, fully paid and nonassessable.

9.                                      The Form Certificate complies in all material respects with the requirements of the MGCL and the Charter and the Bylaws.  The Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Description of CyrusOne Inc. Common Stock.”

10.                               The issuance of the Company Shares pursuant to the Underwriting Agreement is not subject to any preemptive or other similar rights of any security holder of the Company arising under the MGCL or the Charter or the Bylaws.

11.                               The issuance of the Settlement Shares, if any, pursuant to the Forward Sale Agreement is not subject to any preemptive or other similar rights of any security holder of the Company arising under the MGCL or the Charter or the Bylaws.

12.                               The issuance of the Outstanding Units has been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, and the Outstanding Units have been validly issued pursuant to the Partnership Agreement.

13.                               The execution and delivery by each of the Company, the General Partner and the Operating Partnership of, and the performance by each of the Company, the General Partner and the Operating Partnership of its respective obligations under, the Underwriting Agreement have been duly authorized by all necessary corporate, trust and limited partnership action on the part of the Company, the General Partner and the Operating Partnership, respectively, and each of the Company, the General Partner and the Operating Partnership has duly executed and delivered the Underwriting Agreement.

14.                               The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Forward Sale Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Company has duly executed and delivered the Forward Sale Agreement.

15.                               The execution and delivery by the Company of the Underwriting Agreement and the Forward Sale Agreement, the issuance and sale of the Shares by the Company to the Underwriters and the Forward Purchaser pursuant to the Underwriting Agreement and the Forward Sale Agreement, as applicable, and the consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Forward Sale Agreement, do not on the date hereof: (a) conflict with the provisions of the Charter or the Bylaws; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Company; or (c) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any Maryland statute, rule or regulation applicable to the Company that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

16.                               The execution and delivery by the General Partner of the Underwriting Agreement, the issuance and sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement and the consummation by the General Partner of the transactions contemplated by the Underwriting Agreement, do not on the date hereof: (a) conflict with the provisions of the Declaration of Trust; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the General Partner; or (c) require any consents, approvals or authorizations to be obtained by the General Partner from, or any registrations, declarations or filings to be made by the General Partner with, any governmental authority under any Maryland statute, rule or regulation applicable to the General Partner that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

17.                               The execution and delivery by the Operating Partnership of the Underwriting Agreement, the issuance and sale of the Shares by the Company to the Underwriters pursuant to the Underwriting Agreement and the consummation by the Operating Partnership of the transactions contemplated by the Underwriting Agreement, do not on the date hereof: (a) violate the provisions of the Partnership Agreement; (b) other than the securities statutes, rules and regulations of the State of Maryland, as to which we express no opinion, violate any Maryland statute, rule or regulation applicable to the Operating Partnership; or (c) require any consents, approvals or authorizations to be obtained by the Operating Partnership from, or any registrations, declarations or filings to be made by the Operating Partnership with, any governmental authority under any Maryland statute, rule or regulation applicable to the Operating Partnership that have not been obtained or made, except as may be required in connection with the securities statutes, rules or regulations of the State of Maryland, as to which we express no opinion.

18.                               The execution and delivery by each of the Company and the General Partner of, and the performance by each of the Company and the General Partner of its respective obligations under, the Partnership Agreement have been duly authorized by all necessary corporate and trust action on the part of the Company and the General Partner, respectively, and each of the Company and the General Partner has duly executed and delivered the Partnership Agreement, and the Partnership Agreement constitutes a valid and binding agreement of the Company and the General Partner, enforceable against the Company and the General Partner in accordance with its terms.

19.                               The information in (a) the 10-K under the caption “Risk Factors—Risks Related to our Organizational Structure,” and (b) the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of CyrusOne Inc. Common Stock,” “Description of CyrusOne Inc. Preferred Stock,” “Description of the Partnership Agreement of CyrusOne LP” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” and in Part II of the Registration Statement under the caption “Item 15.  Indemnification of Directors and Officers,” in each case insofar as it constitutes summaries of Maryland law, the Charter, the Bylaws or the Partnership Agreement, or legal conclusions related thereto, has been reviewed by us and is correct in all material respects.

EXHIBIT D

MATTERS TO BE ADDRESSED IN TAX OPINION OF

SKADDEN, ARPS, SLATE, MEAGHER & FLOM

1.              Commencing with its taxable year ended on December 31, 2013, CyrusOne has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

2.              Although the discussion set forth in the Prospectus under the heading “U.S. Federal Income Tax Considerations,” as supplemented by the discussion set forth in the Prospectus under the heading “Supplement to U.S. Federal Income Tax Considerations,” does not purport to discuss all possible U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of the material U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock, subject to the qualifications set forth therein.  The U.S. Federal income tax consequences of the ownership and disposition of shares of Common Stock by a holder will depend upon that holder’s particular situation, and we express no opinion as to the completeness of the discussion set forth in “U.S. Federal Income Tax Considerations” or “Supplement to U.S. Federal Income Tax Considerations” as applied to any particular holder.

D-1

EXHIBIT E

MATTERS TO BE COVERED BY CERTIFICATE OF GENERAL COUNSEL

1.                            To my knowledge, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property or assets of the Company or its Subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Underwriting Agreement); and to my knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

2.                            To my knowledge, neither the Company nor any of its Subsidiaries is a party to any agreement that would require the inclusion of any securities of the Company owned by any person or entity other than the Company (i) in the Registration Statement, other than those securities that have been included in the Registration Statement, or (ii) in the offering contemplated by the Underwriting Agreement, except as has been duly waived.

E-1

EXHIBIT F

FORM OF LOCK-UP LETTER

August 10, 2016

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

named in Schedule I to the Underwriting Agreement

c/o Goldman, Sachs & Co.,

200 West Street,

New York, New York 10282-2198

The undersigned understands that Goldman, Sachs & Co. (“Goldman Sachs”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with CyrusOne Inc., a Maryland corporation (the “Company”), CyrusOne GP, a Maryland statutory trust (the “General Partner”) and CyrusOne LP, a Maryland limited partnership (the “Operating Partnership”), providing for a public offering (the “Public Offering”) of 6,800,000 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period  commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including, without limitation, units in the Operating Partnership) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.   Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common

Stock) (i) as a bona fide gift or gifts, provided that the donee or donees thereof shall sign and deliver a lock-up letter substantially in the form of this letter, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or charities, provided that the trustee of the trust shall sign and deliver a lock-up letter substantially in the form of this letter, and provided further that any such transfer shall not involve a disposition for value, (iii) in transactions relating to shares of Common Stock acquired by the undersigned in open market transactions after the completion of the offering contemplated by the Underwriting Agreement, (iv) by operation of the provisions of Article VII of the Company’s charter, or (v) by way of a pledge or granting of a security interest in such securities for a bona fide loan or other extension of credit (including any subsequent transfer of such securities to such lender or collateral agent or other person in connection with the exercise of remedies under such loan or extension of credit, provided that any such lender or collateral agent or other person shall sign and deliver a lock-up letter substantially in the form of this letter); provided that in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv) or (v) no filing on Form 4 under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period.  For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Notwithstanding the foregoing, the restrictions set forth in this lock-up agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (a) such plan does not provide for the transfer of Common Stock during the Restricted Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.  Notwithstanding the foregoing, if the undersigned is a director of the Company and his or her service as a director is terminated prior to the expiration of the Restricted Period, the restrictions set forth in this paragraph shall be of no force or effect.  In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs and Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the General Partner, the Operating Partnership and the Underwriters.

If (i) the Company notifies you in writing that it does not intend to proceed with the Public Offering, (ii) the Registration Statement filed with the Commission with respect to the Public Offering of the Common Stock is withdrawn or (iii) for any reason the Public Offering shall not have been consummated prior to September 10, 2016, the provisions of this agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

(Remainder of Page Intentionally Left Blank)

Very truly yours,

By:
Name:
Title:

(Address)

[Signature Page to Lock-Up Letter]